Exhibit 5

One Independent Dr Suite 1300 Jacksonville, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX foley.com

November 12, 2024

Steven Madden, Ltd.

52-16 Barnett Avenue

Long Island City, New York 11104

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Steven Madden, Ltd., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an additional 8,000,000 shares of common stock, par value $0.0001per share (the “Securities”), of the Company that may be issued pursuant to Steven Madden, Ltd. 2019 Incentive Compensation Plan, as amended, incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Plan”).

As counsel to the Company, we have examined: (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) Second Amended and Restated Bylaws of the Company; (iii) the Plan; (iv) the Registration Statement; (v) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of the Securities thereunder; and (vi) such other corporate records, documents, agreements and matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the legal capacity of all natural persons executing such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware as currently in effect. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Securities.

Based upon and subject to the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Securities pursuant to the terms of the Plan and as contemplated by the Registration Statement, and (iii) receipt by the Company of the consideration for the Securities specified in the applicable resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the Plan, the Securities covered by the Registration Statement, , will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are “experts” within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ FOLEY & LARDNER LLP

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